                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

      Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

                                  April 5, 2000

                           Commission File No. 0-18809

                            CE SOFTWARE HOLDINGS, INC.
               (Exact name of registrant as specified in its charter)

                                    Delaware
           (State or other jurisdiction of incorporation or organization)
                                   41-1614808
                      (I.R.S. employer Identification No.)

                             1801 Industrial Circle
                             West Des Moines, Iowa
                    (Address of principal executive offices)
                                     50265
                                   (Zip Code)

         Registrant's telephone number, including area code:  (515) 221-1801

Item 5.   OTHER EVENTS

On April 5, 2000, the Registrant issued a press release announcing that it has raised $7 million in connection with a private offering in support of its proposed merger with Lightning Rod Software, Inc. (formerly known as ATIO Corporation USA, Inc.). The funds have been placed in escrow pending completion of the merger and the satisfaction of certain other conditions, including shareholder approval of the issuance of a maximum of 875,000 shares of common stock in a private offering, at a per share price of $8.00, plus warrants to purchase an equal number of additional shares of common stock at an exercise price of $10.00. This proposal, as well as others detailed in the Registrant's proxy under Schedule 14A was filed with the SEC on March 28, 2000, will be voted on at the Registrant's annual meeting set for April 27, 2000.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)Exhibits

The following exhibit is filed with this report on Form 8-K:

99.1  Press Release of the Registrant dated April 5, 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CE Software Holdings, Inc.
(Registrant)

Signature
/s/ Christian F. Gurney
________________________
   (Christian F. Gurney)

Title
President and Director

Date
4/5/2000